Exhibit 10.1

BLUEROCK RESIDENTIAL GROWTH REIT, INC.

Up to $435,000,000 of Units, consisting of 435,000 Shares of Series B Redeemable Preferred Stock, par value $.01 per share, and Warrants to Purchase 8,700,000 shares of Class A Common Stock

DEALER MANAGER AGREEMENT

November 15, 2017

Bluerock Capital Markets, LLC

17900 Skypark Circle, Suite 260

Irvine, California 92614

Ladies and Gentlemen:

Bluerock Residential Growth REIT, Inc. a Maryland corporation (the “Company”), has proposed to offer for public sale (the “Offering”) a maximum of $435,000,000 of Units, consisting of 435,000 Shares of Series B Redeemable Preferred Stock, $0.01 par value per share (the “Series B Redeemable Preferred Stock”), and Warrants to purchase 8,700,000 Shares of Class A Common Stock (the “Warrants,” and together with the Series B Redeemable Preferred Stock, the “Units”).. Each Unit consists of (i) one share of Series B Redeemable Preferred Stock, with a liquidation preference of $1,000 per share, and (ii) one Warrant to purchase 20 shares of Class A common stock, $0.01 par value per share (each a “Class A Share”). The Units are to be issued and sold to the public on a “best efforts” basis through you (the “Dealer Manager”) as the managing dealer and the broker-dealers participating in the Offering (the “Participating Broker-Dealers”) at a price of $1,000.00 per Unit.  The price at which Units will be offered and sold is subject in certain circumstances to discounts based upon certain categories of purchasers.

The Company is the sole general partner of Bluerock Residential Holdings, L.P., a Delaware limited partnership that serves as the Company’s operating partnership subsidiary (the “Operating Partnership”).  The Company and the Operating Partnership hereby jointly and severally agree with you, the Dealer Manager, as follows:

1.            Representations and Warranties of the Company and the Operating Partnership.

The Company and the Operating Partnership hereby jointly and severally represent and warrant to the Dealer Manager and each Participating Broker-Dealer with whom the Dealer Manager has entered into or will enter into a Participating Broker-Dealer Agreement (the “Participating Broker-Dealer Agreement”) substantially in the form attached as Exhibit A to this Agreement, as of the date hereof and at all times during the Offering Period, as that term is defined in Section 5.1 below (provided that, to the extent such representations and warranties are given only as of a specified date or dates, the Company and the Operating Partnership only make such representations and warranties as of such date or dates as follows):

1.1           Compliance with Registration Requirements.  A registration statement on Form S-3 (Registration No. 333-208956), including a preliminary prospectus, for the registration of the Units has been prepared by the Company in accordance with applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the applicable rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder (the “Securities Act Regulations”), and was initially filed with the Commission on January 12, 2016 and first declared effective by the Commission on January 29, 2016 (the “Registration Statement”). The Company has prepared and filed such amendments thereto, if any, and such amended prospectuses, if any, as may have been required to the date hereof and will file such additional amendments and supplements thereto as may hereafter be required.  As used in this Agreement, the term “Registration Statement” means the Registration Statement, as amended through the date hereof, except that, if the Company files any post-effective amendments to the Registration Statement, “Registration Statement” shall refer to the Registration Statement as so amended by the last post-effective amendment declared effective; the term “Effective Date” means the applicable date upon which the Registration Statement or any post-effective amendment thereto is or was first declared effective by the Commission; the term “Prospectus” means the base prospectus, as amended or supplemented, on file with the Commission at the Effective Date of the Registration Statement (including financial statements, exhibits and all other documents related thereto filed as a part thereof or incorporated therein), except that if the base prospectus is amended or supplemented after the Effective Date in respect of the offering of the Units and the Class A Common Stock issuable upon exercise of the Warrants (and collectively, the “Offered Securities”); the term “Prospectus” shall refer to the base prospectus as amended or supplemented to date, collectively with any prospectus filed pursuant to either Rule 424(b) or 424(c) of the Securities Act Regulations in respect of the Offering and the Offered Securities (each a “Takedown Supplement”), from and after the date on which it shall have been filed with the Commission; the term “preliminary Prospectus” as used herein shall mean a preliminary prospectus related to the Units as contemplated by Rule 430 or Rule 430A of the Securities Act Rules and Regulations included at any time as part of the Registration Statement; and the term “Filing Date” means the applicable date upon which the base prospectus or any Takedown Supplement is filed with the Commission. As of the date hereof, the Commission has not issued any stop order suspending the effectiveness of the Registration Statement and no proceedings for that purpose have been instituted or are pending before or threatened by the Commission under the Securities Act.

The Registration Statement and the Prospectus, and any further amendments or supplements thereto, will, as of the applicable Effective Date or Filing Date, as the case may be, comply in all material respects with the Securities Act and the Securities Act Regulations; the Registration Statement does not, and any amendments thereto will not, in each case as of the applicable Effective Date, contain an untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and the Prospectus does not, and any amendment or supplement thereto will not, as of the applicable Filing Date, contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Operating Partnership make no warranty or representation with respect to any statement contained in the Registration Statement or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information furnished in writing to the Company by the Dealer Manager or any Participating Broker-Dealer expressly for use in the Registration Statement or the Prospectus, or any amendments or supplements thereto.

1.2           Documents Incorporated by Reference. The documents incorporated or deemed to be incorporated by reference in the Prospectus (if any), at the time they are hereafter filed with the Commission, will comply in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder (the “Exchange Act Rules and Regulations”), and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective and as of the applicable Effective Date of each post-effective amendment to the Registration Statement, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

1.3           Compliance with the Securities Act, Etc. (i) On (A) each applicable Effective Date, (B) the date of the preliminary Prospectus, (C) the date of the Prospectus, and (D) the date any supplement to the Prospectus is filed with the Commission, the Registration Statement, the Prospectus and any amendments or supplements thereto, as applicable, have complied, and will comply, in all material respects with the Securities Act, the Securities Act Rules and Regulations, the Exchange Act and the Exchange Act Rules and Regulations, as applicable; and (ii) the Registration Statement does not, and any amendment thereto will not, in each case as of the applicable Effective Date, include any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Prospectus does not, and any amendment or supplement thereto will not, as of the applicable filing date, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that the foregoing provisions of this Section 1.3 will not extend to any statements contained in, incorporated by reference in or omitted from the Registration Statement, the Prospectus or any amendment or supplement thereto that are based upon written information furnished to the Company by the Dealer Manager expressly for use therein.

1.4           Securities Matters. There has not been (i) any request by the Commission for any further amendment to the Registration Statement or the Prospectus or for any additional information, (ii) any issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or, to the Company’s knowledge, threat of any proceeding for that purpose, or (iii) any notification with respect to the suspension of the qualification of the Units for sale in any jurisdiction or any initiation or, to the Company’s knowledge, threat of any proceeding for such purpose. The Company is in compliance in all material respects with all federal and state securities laws, rules and regulations applicable to it and its activities, including, without limitation, with respect to the Offering and the sale of the Units.

1.5           Good Standing of the Company and the Operating Partnership.  The Company is a corporation duly organized and validly existing under the laws of the State of Maryland, and is in good standing with the State Department of Assessments and Taxation of Maryland, with full power and authority to conduct its business as described in the Prospectus and to enter into this Agreement and to perform the transactions contemplated hereby; this Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles, and except to the extent that the enforceability of the indemnity provisions and the contribution provisions contained in Sections 7 and 8 of this Agreement, respectively, may be limited under applicable securities laws.

The Operating Partnership is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to conduct its business as described in the Prospectus and to enter into this Agreement and to perform the transactions contemplated hereby; as of the date hereof the Company is the sole general partner of the Operating Partnership; this Agreement has been duly authorized, executed and delivered by the Operating Partnership and is a legal, valid and binding agreement of the Operating Partnership enforceable against the Operating Partnership in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles, and except to the extent that the enforceability of the indemnity provisions and the contribution provisions contained in Sections 7 and 8 of this Agreement, respectively, may be limited under applicable securities laws.

Each of the Company and the Operating Partnership has qualified to do business and is in good standing in every jurisdiction in which the ownership or leasing of its properties or the nature or conduct of its business, as described in the Prospectus, requires such qualification, except where the failure to do so would not have a material adverse effect on the condition, financial or otherwise, results of operations or cash flows of the Company and the Operating Partnership taken as a whole (a “Material Adverse Effect”).

1.6           Authorization of Series B Redeemable Preferred Stock and Warrants. Series B Redeemable Preferred Stock and Warrants have been duly authorized and, when issued and sold as contemplated by the Prospectus and upon payment therefor as provided in this Agreement and the Prospectus, will be validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus. The Class A Shares issuable on exercise of the Warrants or in redemption of the Series B Redeemable Preferred Stock have been duly authorized and, when issued and sold (in the case of the Warrants) as contemplated by the Prospectus, will be validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus.

1.7           Absence of Defaults and Conflicts.  The Company is not in violation of its charter or its bylaws and the execution and delivery of this Agreement, the issuance, sale and delivery of the Units or the Class A Shares issuable on exercise of the Warrants, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Company will not violate the terms of or constitute a breach or default under: (a) its charter or bylaws; or (b) any indenture, mortgage, deed of trust, lease, or other material agreement to which the Company is a party or to which its properties are bound; or (c) any law, rule or regulation applicable to the Company; or (d) any writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company except, in the cases of clauses (b), (c) and (d), for such violations or defaults that, individually or in the aggregate, would not result in a Material Adverse Effect.

The Operating Partnership is not in violation of its certificate of limited partnership or its partnership agreement and the execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Operating Partnership will not violate the terms of or constitute a breach or default under: (a) its certificate of limited partnership or; (b) its partnership agreement; or (c) any indenture, mortgage, deed of trust, lease, or other material agreement to which the Operating Partnership is a party or to which its properties are bound; or (d) any law, rule or regulation applicable to the Operating Partnership; or (e) any writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Operating Partnership except, in the cases of clauses (b), (c), (d) and (e), for such violations or defaults that, individually or in the aggregate, would not result in a Material Adverse Effect.

1.8           REIT Compliance.  The Company is organized in a manner that conforms with the requirements for qualification as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and the Company’s intended method of operation, as set forth in the Prospectus, would enable it to meet the requirements for taxation as a REIT under the Code.  The Operating Partnership will be treated as a partnership for federal income tax purposes and not as a corporation or association taxable as a corporation.

1.9           No Operation as an Investment Company.  The Company is not and does not currently intend to conduct its business so as to be, an “investment company” as that term is defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder, and it will exercise reasonable diligence to ensure that it does not become an “investment company” within the meaning of the Investment Company Act of 1940.

1.10         Absence of Further Requirements.  As of the date hereof, no filing with, or consent, approval, authorization, license, registration, qualification, order or decree of any court, governmental authority or agency is required for the performance by the Company or the Operating Partnership of their respective obligations under this Agreement or in connection with the issuance and sale by the Company of the Units, except such as may be required under the Securities Act, Securities Act Regulations, the Exchange Act, the Exchange Act Rules and Regulations, the rules of the Financial Industry Regulatory Authority (“FINRA”) or applicable state securities laws or where the failure to obtain such consent, approval, authorization, license, registration, qualification, order or decree of any court, governmental authority or agency would not have a Material Adverse Effect.

1.11         Absence of Proceedings.  Unless otherwise described in the Prospectus, there are no actions, suits or proceedings pending or, to the knowledge of the Company or the Operating Partnership, threatened against either the Company or the Operating Partnership at law or in equity or before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, which would have a Material Adverse Effect.

1.12         Financial Statements.  The financial statements of the Company included in the Registration Statement and the Prospectus including without limitation those financial statements incorporated by reference to the Company’s reports filed pursuant to the Exchange Act, together with the related notes, present fairly the financial position of the Company, as of the date specified, in conformity with generally accepted accounting principles applied on a consistent basis and in conformity with Regulation S-X of the Commission.  No other financial statements or schedules are required by Form S-3 or under the Securities Act Regulations to be included in the Registration Statement, the Prospectus or any preliminary prospectus.

1.13         [Reserved].

1.14         Independent Accountants. BDO USA, LLP, an independent registered public accounting firm, or such other independent accounting firm that has audited and is reporting upon any financial statements included or to be included in the Registration Statement or the Prospectus or any amendments or supplements thereto, shall be as of the applicable Effective Date or Filing Date, and shall have been during the periods covered by their report included in the Registration Statement or the Prospectus or any amendments or supplements thereto, independent public accountants with respect to the Company within the meaning of the Securities Act and the Securities Act Regulations.

1.15         No Material Adverse Change in Business.  Since the respective dates as of which information is provided in the Registration Statement and the Prospectus or any amendments or supplements thereto, except as otherwise stated therein, (a) there has been no material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Company or the Operating Partnership, whether or not arising in the ordinary course of business, and (b) there have been no transactions entered into by the Company or the Operating Partnership which could reasonably result in a Material Adverse Effect.

1.16         Material Agreements.  There are no contracts or other documents required by the Securities Act or the Securities Act Regulations to be described in or incorporated by reference into the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which have not been accurately described in all material respects in the Prospectus or incorporated or filed as required.  Each document incorporated by reference into the Registration Statement or the Prospectus complied, as of the date filed, in all material respects with the requirements as to form of the Exchange Act, and the Exchange Act Rules and Regulations.

1.17         Reporting and Accounting Controls.  Each of the Company and the Operating Partnership has implemented controls and other procedures that are designed to ensure that information required to be disclosed by the Company in supplements to the Prospectus and amendments to the Registration Statement under the Securities Act and the Securities Act Regulations, the reports that it files or submits under the Exchange Act and the Exchange Act Rules and Regulations and the reports and filings that it is required to make under the applicable state securities laws in connection with the Offering are recorded, processed, summarized and reported, within the time periods specified in the applicable rules and forms and is accumulated and communicated to the Company’s management, including its chief executive officer and chief financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure; and the Company makes and keeps books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company and the Operating Partnership.  The Company and the Operating Partnership maintain a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management’s general or specific authorization; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (c) access to assets is permitted only in accordance with management’s general or specific authorization; and (d) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  To the Company’s knowledge, neither the Company nor the Operating Partnership, nor any employee or agent thereof, has made any payment of funds of the Company or the Operating Partnership, as the case may be, or received or retained any funds, and no funds of the Company, or the Operating Partnership, as the case may be, have been set aside to be used for any payment, in each case in material violation of any law, rule or regulation applicable to the Company or the Operating Partnership.

1.18         Material Relationships.  No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, security holders of the Company, the Operating Partnership, or their respective affiliates, on the other hand, which is required to be described in the Prospectus and which is not so described.

1.19         Possession of Licenses and Permits.  The Company possesses adequate permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local and foreign regulatory agencies or bodies necessary to conduct the business now operated by it, except where the failure to obtain such Governmental Licenses, singly or in the aggregate, would not have a Material Adverse Effect; the Company is in compliance with the terms and condition of all such Governmental Licenses, except where the failure to so comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and, as of the date hereof, the Company has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

1.20         Subsidiaries.  Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) and each other entity in which the Company holds a direct or indirect ownership interest that is material to the Company (each a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized or formed and is validly existing as a corporation, partnership, limited liability company or similar entity in good standing under the laws of the jurisdiction of its incorporation or organization, has power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.  The only direct Subsidiaries of the Company as of the date of the Registration Statement or the most recent amendment to the Registration Statement, as applicable, are the Subsidiaries described or identified in the Registration Statement or such amendment to the Registration Statement.

1.21         Possession of Intellectual Property.  The Company and the Operating Partnership own or possess, have the right to use or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by the Company and the Operating Partnership, respectively, except where the failure to have such ownership or possession would not, singly or in the aggregate, have a Material Adverse Effect.  Unless otherwise disclosed in the Prospectus, neither the Company nor the Operating Partnership has received any notice or is not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company and/or the Operating Partnership therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

1.22         Advertising and Sales Materials.  All advertising and supplemental sales literature prepared or approved by the Company or BRG Manager, LLC, a Delaware limited liability company that serves as the Company’s manager pursuant to the terms of the Management Agreement, as amended (the “Manager”), whether designated solely for “broker-dealer use only” or otherwise, to be used or delivered by the Company, the Manager or the Dealer Manager in connection with the Offering (the “Authorized Sales Materials”), will not contain any untrue statement of material fact or omit to state a material fact required to be stated therein, in light of the circumstances under which they were made and in conjunction with the Prospectus delivered therewith, not misleading.  Furthermore, all such Authorized Sales Materials will have received all required regulatory approval, which may include, but is not limited to, the Commission and state securities agencies, as applicable, prior to use, except where the failure to obtain such approval would not, individually or in the aggregate, result in a Material Adverse Effect.

1.23         Compliance with Privacy Laws and the USA PATRIOT Act.  The Company complies in all material respects with applicable privacy provisions of the Gramm-Leach-Bliley Act of 1999 (the “GLB Act”) and applicable provisions of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT Act) of 2001, as amended (the “USA PATRIOT Act”).

1.24         Good and Marketable Title to Assets.  Except as otherwise disclosed in the Prospectus:

(a)          the Company and its Subsidiaries have good and insurable or good, valid and insurable title (either in fee simple or pursuant to a valid leasehold interest) to all properties and assets described in the Prospectus as being owned or leased, as the case may be, by them and to all properties reflected in the Company’s most recent consolidated financial statements included in the Prospectus, and neither the Company nor any of its Subsidiaries has received notice of any claim that has been or may be asserted by anyone adverse to the rights of the Company or any Subsidiary with respect to any such properties or assets (or any such lease) or affecting or questioning the rights of the Company or any such Subsidiary to the continued ownership, lease, possession or occupancy of such property or assets, except for such claims that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(b)          there are no liens, charges, encumbrances, claims or restrictions on or affecting the properties and assets of the Company or any of its Subsidiaries which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(c)          no person or entity, including, without limitation, any tenant under any of the leases pursuant to which the Company or any of its Subsidiaries leases (as a lessor) any of its properties (whether directly or indirectly through other partnerships, limited liability companies, business trusts, joint ventures or otherwise) has an option or right of first refusal or any other right to purchase any of such properties, except for such options, rights of first refusal or other rights to purchase which, individually or in the aggregate, are not material with respect to the Company and its subsidiaries considered as one enterprise;

(d)          to the Company’s knowledge, each of the properties of the Company or any of its Subsidiaries has access to public rights of way, either directly or through insured easements, except where the failure to have such access would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(e)          to the Company’s knowledge, each of the properties of the Company or any of its Subsidiaries is served by all public utilities necessary for the current operations on such property in sufficient quantities for such operations, except where failure to have such public utilities could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(f)           to the knowledge of the Company, each of the properties of the Company or any of its Subsidiaries complies with all applicable codes and zoning and subdivision laws and regulations, except for such failures to comply which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(g)          all of the leases under which the Company or any of its Subsidiaries hold or use any real property or improvements or any equipment relating to such real property or improvements are in full force and effect, except where the failure to be in full force and effect could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Affect, and neither the Company nor any of its Subsidiaries is in default in the payment of any amounts due under any such leases or in any other default thereunder and the Company knows of no event which, with the passage of time or the giving of notice or both, could constitute a default under any such lease, except such defaults that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(h)          to the knowledge of the Company, there is no pending or threatened condemnation, zoning change, or other proceeding or action that could in any manner affect the size of, use of, improvements on, construction on or access to the properties of the Company or any of its Subsidiaries, except such proceedings or actions that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and

(i)           neither the Company nor any of its Subsidiaries nor any lessee of any of the real property improvements of the Company or any of its Subsidiaries is in default in the payment of any amounts due or in any other default under any of the leases pursuant to which the Company or any of its subsidiaries leases (as lessor) any of its real property or improvements (whether directly or indirectly through partnerships, limited liability companies, joint ventures or otherwise), and the Company knows of no event which, with the passage of time or the giving of notice or both, would constitute such a default under any of such leases, except such defaults as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

1.25         Registration Rights.  Except as otherwise disclosed in the Prospectus, there are no persons, other than the Company, with registration or other similar rights to have any securities of the Company or the Operating Partnership registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act, or included in the Offering contemplated hereby.

1.26         Taxes.  The Company and the Operating Partnership have filed all federal, state and foreign income tax returns which have been required to be filed on or before the due date (taking into account all extensions of time to file), and has paid or provided for the payment of all taxes indicated by said returns and all assessments received by the Company and each of its Subsidiaries to the extent that such taxes or assessments have become due, except where the Company is contesting such assessments in good faith and except for such taxes and assessments the failure of which to pay would not reasonably be expected to have a Material Adverse Effect.

1.27         Authorized Use of Trademarks.  Any required consent and authorization has been obtained for the use of any trademark or service mark in any advertising and supplemental sales literature or other materials delivered by the Company to the Dealer Manager or approved by the Company for use by the Dealer Manager and, to the Company’s knowledge, its use does not constitute the unlicensed use of intellectual property.

2.            Covenants of the Company and the Operating Partnership.

The Company and the Operating Partnership hereby jointly and severally covenant and agree with the Dealer Manager that:

2.1           Compliance with Securities Laws and Regulations.  The Company will: (a) use commercially reasonable efforts to cause any subsequent amendments to the Registration Statement thereto to become effective as promptly as possible; (b) promptly advise the Dealer Manager of (i) the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Prospectus, and (iii) the time and date that any post-effective amendment to the Registration Statement becomes effective; (c) timely file every amendment or supplement to the Registration Statement or the Prospectus that may be required by the Commission or under the Securities Act; and (d) if at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will promptly notify the Dealer Manager and, to the extent the Company determines such action is in the best interest of the Company, use its commercially reasonable efforts to obtain the lifting of such order at the earliest possible time.

2.2           Delivery of Registration Statement, Prospectus and Sales Materials.  The Company will, at no expense to the Dealer Manager, furnish the Dealer Manager with such number of printed copies of the Registration Statement, including all amendments and exhibits thereto, and the Prospectus as the Dealer Manager may reasonably request.  The Company will similarly furnish to the Dealer Manager and others designated by the Dealer Manager as many copies as the Dealer Manager may reasonably request in connection with the Offering of: (a) the Prospectus in preliminary and final form and every form of supplemental or amended Prospectus; and (b) the Authorized Sales Materials.

2.3           Blue Sky Qualifications.  If required, the Company will use commercially reasonable efforts to qualify the Units and the Class A Shares issuable upon exercise of the Warrants for offering and sale under the securities or blue sky laws of such jurisdictions as the Dealer Manager and the Company shall mutually agree upon and to make such applications, file such documents and furnish such information as may be reasonably required for that purpose. The Company will, at the Dealer Manager’s request, furnish the Dealer Manager with a copy of such papers filed by the Company in connection with any such qualification. The Company will promptly advise the Dealer Manager of the issuance by such securities administrators of any stop order preventing or suspending the use of the Prospectus or of the institution of any proceedings for that purpose, and will use commercially reasonable efforts to obtain the removal thereof as promptly as possible. The Dealer Manager will cause its outside counsel to furnish it and the Company with a Blue Sky Survey dated as of the initial Effective Date, which will be supplemented to reflect changes or additions to the information disclosed in such survey.

2.4           [Reserved]

2.5           Material Disclosures.  If at any time when a Prospectus is required to be delivered under the Securities Act any event occurs as a result of which, in the opinion of the Company, the Prospectus would include an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, the Company will promptly notify the Dealer Manager thereof (unless the information shall have been received from the Dealer Manager) and the Dealer Manager and the Participating Broker-Dealers shall suspend the offering and sale of the Units in accordance with Section 4.13 hereof until such time as the Company, in its sole discretion (a) instructs the Dealer Manager to resume the offering and sale of the Units and (b) has prepared any required supplemental or amended Prospectus as shall be necessary to correct such statement or omission and to comply with the requirements of the Securities Act.

2.6           Use of Proceeds.  The Company will apply the proceeds from the sale of the Units as stated in the Prospectus in all material respects.

2.7           Transfer Agent.  The Company will engage and maintain, at its expense, a registrar and transfer agent for the Units.

3.            Payment of Expenses and Fees.

3.1           Company Expenses.  Subject to the limitations described below, the Company agrees to pay all costs and expenses incident to the Offering, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including expenses, fees and taxes in connection with: (a) the registration fee, the preparation and filing of the Registration Statement (including, without limitation, financial statements, exhibits, schedules and consents), the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Dealer Manager and to Participating Broker-Dealers (including costs of mailing and shipment); (b) the preparation, issuance and delivery of certificates, if any, for the Units and the Series B Preferred Stock and Warrants compromising them, including any stock or other transfer taxes or duties payable upon the sale of the Units; (c) all fees and expenses of the Company’s legal counsel, independent public or certified public accountants and other advisors; (d) filing for review by FINRA of all necessary documents and information relating to the Offering and the Units (including the reasonable legal fees and filing fees and other disbursements of counsel relating thereto); (e) the fees and expenses of any transfer agent or registrar for the Units and miscellaneous expenses referred to in the Registration Statement; (f) all costs and expenses incident to the travel and accommodation of the Manager’s personnel, in making road show presentations and presentations to Participating Broker-Dealers and other broker-dealers and financial advisors with respect to the offering of the Units; and (g) the performance of the Company’s other obligations hereunder.  Notwithstanding the foregoing, the Company shall not directly pay, or reimburse the Manager for, the costs and expenses described in this Section 3.1 if the payment or reimbursement of such expenses would cause the aggregate of the Company’s “organization and offering expenses” as defined by FINRA Rule 2310 (including the Company expenses paid or reimbursed pursuant to this Section 3.1, all items of underwriting compensation including Dealer Manager expenses described in Section 3.2 and due diligence expenses described in Section 3.3) to exceed 15% of the gross proceeds from the sale of the Units.

3.2           Dealer Manager Expenses.  In addition to payment of the Company expenses, the Company shall reimburse the Dealer Manager as provided in the Prospectus for certain costs and expenses incident to the Offering, to the extent permitted pursuant to prevailing rules and regulations of FINRA, including expenses, fees and taxes incurred in connection with: (a) attendance at broker-dealer sponsored conferences, educational conferences sponsored by the Company, industry sponsored conferences and informational seminars; (b) legal fees and expenses of counsel to the dealer manager; and (c) customary promotional items; provided, however, that, no costs and expenses shall be reimbursed by the Company pursuant to this Section 3.2 which would cause the total underwriting compensation paid in connection with the Offering to exceed 10% of the gross proceeds from the sale of the Units, excluding reimbursement of bona fide due diligence expenses as provided under Section 3.3.

3.3           Due Diligence Expenses.  In addition to reimbursement as provided under Section 3.2, the Company shall also reimburse the Dealer Manager, and any Participating Broker-Dealer, as appropriate, for reasonable bona fide due diligence expenses incurred by the Dealer Manager or any Participating Broker-Dealer; provided, however, that no due diligence expenses shall be reimbursed by the Company pursuant to this Section 3.3 which would cause the aggregate of  (a) all Company expenses described in Section 3.1, (b) all underwriting compensation paid to the Dealer Manager and any Participating Broker-Dealer and (c) the bona fide due diligence expenses reimbursed pursuant to this Section 3.3 to exceed 15% of the gross proceeds from the sale of the Units. Such due diligence expenses may include travel, lodging, meals and other reasonable out-of-pocket expenses incurred by the Dealer Manager or any Participating Broker-Dealer and their personnel when visiting the Company’s offices or properties to verify information relating to the Company or its properties.  The Dealer Manager or any Participating Broker-Dealer shall provide a detailed and itemized invoice to the Company for any such due diligence expenses.

4.            Representations, Warranties and Covenants of Dealer Manager.

The Dealer Manager hereby represents and warrants to, and covenants and agrees with the Company and the Operating Partnership as of the date hereof and at all times during the Offering Period as that term is defined below (provided that, to the extent representations and warranties are given only as of a specified date or dates, the Dealer Manager only makes such representations and warranties as of such date or dates) as follows:

4.1           Good Standing of the Dealer Manager.  The Dealer Manager is a limited liability company duly organized and validly existing under the laws of the Commonwealth of Massachusetts, with full power and authority to conduct its business and to enter into this Agreement and to perform the transactions contemplated hereby; this Agreement has been duly authorized, executed and delivered by the Dealer Manager and is a legal, valid and binding agreement of the Dealer Manager enforceable against the Dealer Manager in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles, and except to the extent that the enforceability of the indemnity provisions and the contribution provisions contained in Sections 7 and 8 of this Agreement, respectively, may be limited under applicable securities laws.

4.2           Compliance with Applicable Laws, Rules and Regulations.  The Dealer Manager represents to the Company that (i) it is a member of FINRA in good standing, and (ii) it and its employees and representatives who will perform services hereunder have all required licenses and registrations to act under this Agreement.  With respect to its participation and the participation by each Participating Broker-Dealer in the offer and sale of the Units (including, without limitation any resales and transfers of Units), the Dealer Manager agrees, and, by virtue of entering into the Participating Broker-Dealer Agreement, each Participating Broker-Dealer shall have agreed, to comply with any applicable requirements of the Securities Act and the Exchange Act, applicable state securities or blue sky laws, and FINRA Rules, specifically including, but not in any way limited to, NASD Conduct Rules 2130, 2340 and 2420 and FINRA Rules 2310 and 5141 therein.

4.3           AML Compliance.  The Dealer Manager represents to the Company that it has established and implemented anti-money laundering compliance programs in accordance with applicable law, including applicable FINRA Conduct Rules, Exchange Act Regulations and the USA PATRIOT Act, specifically including, but not limited to, Section 352 of the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (the “Money Laundering Abatement Act,” and together with the USA PATRIOT Act, the “AML Rules”) reasonably expected to detect and cause the reporting of suspicious transactions in connection with the offering and sale of the Units.  The Dealer Manager further represents that it is currently in compliance with all AML Rules and will require each Participating Broker-Dealer to comply with all AML Rules, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the Money Laundering Abatement Act, and the Dealer Manager hereby covenants to remain in compliance with such requirements, and to require each Participating Broker-Dealer to remain in compliance with such requirements, and shall, upon request by the Company, provide a certification to the Company that, as of the date of such certification (i) each of the Dealer Manager’s and each Participating Broker-Dealer’s AML Program is consistent with the AML Rules and (ii) each of the Dealer Manager and each Participating Broker-Dealer is currently in compliance with all AML Rules, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the Money Laundering Abatement Act.

4.4           Accuracy of Information.  The Dealer Manager represents and warrants to the Company, the Operating Partnership and each person that signs the Registration Statement that the information under the caption “Plan of Distribution” in the Prospectus and all other information furnished to the Company by the Dealer Manager in writing expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

4.5           Suitability.  The Dealer Manager will offer Units, and in its agreement with each Participating Broker-Dealer will require that the Participating Broker-Dealer offer Units, only to Persons in the states in which it is advised in writing by its counsel that the Units are qualified for sale or that such qualification is not required. In offering Units, the Dealer Manager will require that the Participating Broker-Dealer comply, with the provisions of all applicable laws, rules and regulations relating to suitability of investors, including without limitation the FINRA Conduct Rules. The Dealer Manager shall, and each Participating Broker-Dealer shall agree to, maintain, for at least six years or a period of time not less than that required in order to comply with all applicable federal, state and other regulatory requirements, whichever is later, a record of the information obtained to determine that an investor meets the suitability standards imposed, if any, on the offer and sale of the Units (both at the time of the initial subscription and at the time of any additional subscriptions) and a representation of the investor that the investor is investing for the investor’s own account or, in lieu of such representation, information indicating that the investor for whose account the investment was made met the suitability standards. Except to the extent that the Dealer Manager makes any direct sales to investors, the Company agrees that the Dealer Manager can satisfy its obligation by contractually requiring such information to be maintained by the investment advisers or banks referred to in Section 3(b) of the Participating Broker-Dealer Agreement.

4.6           Recordkeeping.  The Dealer Manager agrees to comply, and to require each Participating Broker-Dealer to comply, with the record keeping requirements of the Exchange Act, including but not limited to, Rules 17a-3 and 17a-4 promulgated under the Exchange Act.  The Dealer Manager further agrees to keep, and to require each Participating Broker-Dealer to keep, such records with respect to each customer who purchases Units, the customer’s suitability and the amount of Units sold, and to retain such records for such period of time as may be required by the Commission, any state securities commission, FINRA or the Company.

4.7           Customer Information.  The Dealer Manager shall:

(a)          abide by and comply with (i) the privacy standards and requirements of the GLB Act; (ii) the privacy standards and requirements of any other applicable federal or state law; and (iii) its own internal privacy policies and procedures, each as may be amended from time to time;

(b)          refrain from the use or disclosure of nonpublic personal information (as defined under the GLB Act) of all customers who have opted out of such disclosures except as necessary to service the customers or as otherwise necessary or required by applicable law; and

(c)          determine which customers have opted out of the disclosure of nonpublic personal information by periodically reviewing and, if necessary, retrieving an aggregated list of such customers from the Participating Broker-Dealers (the “List”) to identify customers that have exercised their opt-out rights.  In the event either party uses or discloses nonpublic personal information of any customer for purposes other than servicing the customer, or as otherwise required by applicable law, that party will consult the List to determine whether the affected customer has exercised his or her opt-out rights.  Each party understands that it is prohibited from using or disclosing any nonpublic personal information of any customer that is identified on the List as having opted out of such disclosures.

4.8           Resale of Series B Redeemable Preferred Stock and Warrants.  The Dealer Manager agrees, and each Participating Broker-Dealer shall have agreed, to comply with any applicable requirements with respect to its and each Participating Broker-Dealer’s participation in any resales or transfers of the Series B Redeemable Preferred Stock or the Warrants.  In addition, the Dealer Manager agrees, and each Participating Broker-Dealer shall have agreed, that should it or they assist with the resale or transfer of the Series B Redeemable Preferred Stock or the Warrants, it and each Participating Broker-Dealer will fully comply with all applicable FINRA rules and any other applicable federal or state laws.

4.9           [Reserved]

4.10         Distribution of Prospectuses.  The Dealer Manager is familiar with Rule 15c2-8 under the Exchange Act, relating to the distribution of preliminary and final Prospectuses, and confirms that it has complied and will comply therewith.

4.11         Authorized Sales Materials.  The Dealer Manager shall use and distribute in conjunction with the offer and sale of any Units only the Prospectus and the Authorized Sales Materials.

4.12         Materials for Broker-Dealer Use Only.  The Dealer Manager represents and warrants to the Company that it will not use any sales literature not authorized and approved by the Company or use any “broker-dealer use only” materials with members of the public in connection with offers or sales of the Units.

4.13         Suspension or Termination of Offering.  The Dealer Manager agrees, and will require that each of the Participating Broker-Dealers agree, to suspend or terminate the offering and sale of the Units upon request of the Company at any time and to resume offering and sale of the Units upon subsequent request of the Company.

5.            Sale of Units.

5.1           Exclusive Appointment of Dealer Manager.  The Company hereby appoints the Dealer Manager as its exclusive agent and managing dealer during the period commencing with the date hereof and ending on the termination date of the Offering (the “Termination Date”) described in the Prospectus (the “Offering Period”) to solicit, and to cause Participating Broker-Dealers to solicit, purchasers of the Units at the purchase price to be paid in accordance with, and otherwise upon the other terms and conditions set forth in, the Prospectus, and the Dealer Manager agrees to use its best efforts to procure purchasers of the Units during the Offering Period.  The Units offered and sold through the Dealer Manager under this Agreement shall be offered and sold only by the Dealer Manager and, at the Dealer Manager’s sole option, by any Participating Broker-Dealers whom the Dealer Manager may retain, each of which shall be members of FINRA in good standing, pursuant to an executed Participating Broker-Dealer Agreement with such Participating Broker-Dealer.  The Dealer Manager hereby accepts such agency and agrees to use its best efforts to sell the Units on said terms and conditions.

5.2           Compensation.

(a)          Selling Commissions.  Subject to volume discounts and other special circumstances described in or otherwise provided in the “Plan of Distribution” section of the Prospectus or this Section 5.2, the Company will pay to the Dealer Manager selling commissions in the amount up to 7.0% of the gross proceeds of the Units sold, which commissions may be reallowed in whole or in part to the Participating Broker-Dealer who sold the Units giving rise to such commissions, as described more fully in the Participating Broker-Dealer Agreement entered into with such Participating Broker-Dealer; provided, however, that no commissions described in this clause (a) shall be payable in respect of the purchase of Units sold: (i) through an investment advisor representative who is paid on a fee-for-service basis by the investor; (ii) by a Participating Broker-Dealer (or such Participating Broker-Dealer’s registered representative), in its individual capacity, or by a retirement plan of such Participating Broker-Dealer (or such Participating Broker-Dealer’s registered representative), or (iii) by an officer, director or employee of the Company, the Manager or their respective affiliates. The Company agrees that if the Dealer Manager enters into a Participating Broker-Dealer Agreement providing for a maximum selling commission of less than 7.0% of the gross proceeds of the Units sold, then the offering price per Unit sold through any applicable Participating Broker-Dealer shall be reduced by an amount equal to the reduction in maximum selling commission to such Participating Broker-Dealer. For example, if the Dealer Manager and a Participating Broker-Dealer enter into a Participating Broker-Dealer Agreement providing for a maximum selling commission of 5.5% of the gross proceeds of the Units sold, then the per Unit offering price would be reduced by 1.5% from $1,000 to $985 per Unit.

(b)          Dealer Manager Fee.  The Company will pay to the Dealer Manager a dealer manager fee in the amount of 3.0% of the gross proceeds from the sale of the Units (the “Dealer Manager Fee”), a portion of which may be reallowed to Participating Broker-Dealers (as described more fully in the Participating Broker-Dealer Agreement entered into with such Participating Broker-Dealer), which reallowance, if any, shall be determined by the Dealer Manager in its discretion based on factors including, but not limited to, the number of shares sold by such Participating Broker-Dealer, the assistance of such Participating Broker-Dealer in marketing the Offering, and the extent to which similar fees are reallowed to participating broker-dealers in similar offerings being conducted during the Offering Period.

5.3           Obligations to Participating Broker-Dealers.  The Company will not be liable or responsible to any Participating Broker-Dealer for direct payment of commissions or any reallowance of the Dealer Manager Fee to such Participating Broker-Dealer, it being the sole and exclusive responsibility of the Dealer Manager for payment of commissions or any reallowance of the Dealer Manager Fee to Participating Broker-Dealers.  Notwithstanding the above, the Company, in its sole discretion, may act as agent of the Dealer Manager by making direct payment of commissions or reallowance of the Dealer Manager Fee to such Participating Broker-Dealers without incurring any liability therefor.

6.            Submission of Orders.

Each Investor desiring to purchase Units in the Offering will be required to represent and warrant they have received a copy of the Prospectus and have had sufficient time to review it. Each Investor will be required to provide either the Dealer Manager or a Participating Broker-Dealer the minimal initial investment of at least $5,000, at the price of $1,000 per Unit.

The Company is providing two closing services provided by DTC through which investors can purchase Units. The first service is DTC Settlement. Investors purchasing through DTC Settlement will coordinate with their registered representatives to pay the full purchase price for their Units by the settlement date, and such payments will not be held in escrow. The second service is DRS Settlement. Investors permitted to purchase through DRS Settlement must complete and sign subscription agreements, which will be delivered to the escrow agent, UMB Bank, National Association. In addition, Investors utilizing the DRS Settlement service must pay the full purchase price for their Units to the escrow agent, to be held in trust for the investor’s benefit pending release to the Company.

(a)          The methods of delivery of the Investors’ subscription to the Company are detailed as follows:

(i)	DRS Settlement. Subject to compliance with Rule 15c2-4 of the Exchange Act, in connection with the purchases using DRS Settlement, the Dealer Manager or Participating Broker-Dealer, as applicable, will promptly deposit any checks received from subscribers in an escrow account maintained by UMB Bank, National Association by the end of the next business day following receipt of the subscriber’s subscription documents and check. Where the subscription review procedures are more lengthy than customary or pursuant to a Participating Broker-Dealer’s internal supervising review procedures, a subscriber’s check shall be transmitted by the end of the next business day following receipt by the review office. Any subscription payments received by the escrow agent will be deposited into a special non-interest bearing account in the Company’s name until such time as the Company has either accepted or rejected the subscription and will be held in trust for the Investor’s benefit, pending the acceptance of the subscription. Subscriptions will be accepted or rejected within 10 business days of receipt by the Company, and, if rejected, all funds shall be returned to the rejected subscribers within 10 business days. If accepted, the funds will be transferred into the Company’s general account on the next closing date. The Company will provide Investors a confirmation of their purchase subsequent to closing, and will generally admit stockholders on a semimonthly basis.

(ii)	DTC Settlement. Registered representatives whose clients are investing through DTC Settlement must coordinate with their clients to pay the full purchase price for the Units by the settlement date. Investor payments under the DTC Settlement option will not be held in escrow. Investors must warrant and represent to the registered representative that they have received a copy of the Prospectus and have had time to review it.

(b)          Subscription Procedure. Each Person desiring to purchase Units through the Dealer Manager, or any other Participating Broker- Dealer, must comply with the subscription procedure applicable to them, as described in the Prospectus.

(c)          Completed Sale.  A sale of a Unit shall be deemed by the Company to be completed for purposes of Section 5.2 if and only if (i) the Company has received payment of the full purchase price of each purchased Unit, from an investor who satisfies the minimum purchase requirements set forth in the Registration Statement as determined by the Participating Broker-Dealer, or the Dealer Manager, as applicable, in accordance with the provisions of this Agreement, (ii) the Company has accepted such subscription, and, if using DRS Settlement, a properly completed and executed Subscription Agreement, and (iii) such investor has been admitted as a stockholder of the Company. In addition, no sale of Units shall be completed until at least five business days after the date on which the subscriber receives a copy of the Prospectus. The Dealer Manager hereby acknowledges and agrees that the Company, in its sole and absolute discretion, may accept or reject any subscription, in whole or in part, for any reason whatsoever or no reason, and no commission or Dealer Manager Fee will be paid to the Dealer Manager with respect to that portion of any subscription which is rejected. As used in this Agreement, “business day” means any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

7.            Indemnification.

7.1           Indemnified Parties Defined.  For the purposes of this Section 7, an entity’s “Indemnified Parties” shall include such entity’s officers, directors, employees, members, partners, affiliates, agents and representatives, and each person, if any, who controls such entity within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

7.2           Indemnification of the Dealer Manager and Participating Broker-Dealers.  The Company and the Operating Partnership, jointly and severally, will indemnify, defend (subject to Section 7.6) and hold harmless the Dealer Manager and the Participating Broker-Dealers, and their respective Indemnified Parties, from and against any losses, claims (including the reasonable cost of investigation), damages or liabilities, joint or several, to which such Participating Broker-Dealers or the Dealer Manager, or their respective Indemnified Parties, may become subject, under the Securities Act or the Exchange Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) in whole or in part, any material inaccuracy in a representation or warranty contained herein by either the Company or the Operating Partnership, any material breach of a covenant contained herein by either the Company or the Operating Partnership, or any material failure by either the Company or the Operating Partnership to perform its obligations hereunder or to comply with state or federal securities laws applicable to the Offering, or (b) any untrue statement or alleged untrue statement of a material fact contained (i) in any Registration Statement or any post-effective amendment thereto or in the Prospectus or any amendment or supplement to the Prospectus or (ii) in any Authorized Sales Materials or (iii) in any blue sky application or other document executed by the Company or on its behalf specifically for the purpose of qualifying any or all of the Units or the Class A Shares issuable on exercise of the Warrants for sale under the securities laws of any jurisdiction or based upon written information furnished by the Company or the Operating Partnership under the securities laws thereof (any such application, document or information being hereinafter called a “Blue Sky Application”), or (c) the omission or alleged omission to state a material fact required to be stated in the Registration Statement or any post-effective amendment thereof or in the Prospectus or any amendment or supplement to the Prospectus or necessary to make the statements therein not misleading, and the Company and the Operating Partnership will reimburse each Participating Broker-Dealer or the Dealer Manager, and their respective Indemnified Parties, for any legal or other expenses reasonably incurred by such Participating Broker-Dealer or the Dealer Manager, and their respective Indemnified Parties, in connection with investigating or defending such loss, claim, damage, liability or action; provided, however, that the Company or the Operating Partnership will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of, or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished either (x) to the Company or the Operating Partnership by the Dealer Manager or (y) to the Company, the Operating Partnership or the Dealer Manager by or on behalf of any Participating Broker-Dealer, in each case expressly for use in the Registration Statement or any post-effective amendment thereof, or the Prospectus or any such amendment thereof or supplement thereto.  This indemnity agreement will be in addition to any liability which either the Company or the Operating Partnership may otherwise have.

7.3           Dealer Manager Indemnification of the Company and the Operating Partnership.  The Dealer Manager will indemnify, defend and hold harmless the Company and the Operating Partnership, their respective Indemnified Parties and each person who has signed the Registration Statement, from and against any losses, claims, damages or liabilities to which any of the aforesaid parties may become subject, under the Securities Act or the Exchange Act, or otherwise, insofar as such losses, claims (including the reasonable cost of investigation), damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) in whole or in part, any material inaccuracy in a representation or warranty contained herein by the Dealer Manager, any material breach of a covenant contained herein by the Dealer Manager, or any material failure by the Dealer Manager to perform its obligations hereunder or (b) any untrue statement or any alleged untrue statement of a material fact contained (i) in any Registration Statement or any post-effective amendment thereto or in the Prospectus or any amendment or supplement to the Prospectus or (ii) in any Authorized Sales Materials or (iii) any Blue Sky Application, or (c) the omission or alleged omission to state a material fact required to be stated in the Registration Statement or any post-effective amendment thereof or in the Prospectus or any amendment or supplement to the Prospectus or necessary to make the statements therein not misleading, provided, however, that in each case described in clauses (b) and (c) to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company or the Operating Partnership by the Dealer Manager specifically for use with reference to the Dealer Manager in the preparation of the Registration Statement or any such post-effective amendments thereof or the Prospectus or any such amendment thereof or supplement thereto, or (d) any use of sales literature by the Dealer Manager not authorized or approved by the Company or any use of “broker-dealer use only” materials with members of the public concerning the Units by the Dealer Manager, or (e) any untrue statement made by the Dealer Manager or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Units, or (f) any material violation by the Dealer Manager of this Agreement, or (g) any failure by the Dealer Manager to comply with applicable laws governing money laundry abatement and anti-terrorist financing efforts in connection with the Offering, including applicable FINRA Rules, Exchange Act Regulations and the USA PATRIOT Act, or (h) any other failure by the Dealer Manager to comply with applicable FINRA or Exchange Act Regulations.  The Dealer Manager will reimburse the aforesaid parties in connection with investigation or defense of such loss, claim, damage, liability or action.  This indemnity agreement will be in addition to any liability which the Dealer Manager may otherwise have.

7.4           Participating Broker-Dealer Indemnification of the Company and the Operating Partnership.  By virtue of entering into the Participating Broker-Dealer Agreement, each Participating Broker-Dealer severally will agree to indemnify, defend and hold harmless the Company, the Operating Partnership, the Dealer Manager, each of their respective Indemnified Parties, and each person who signs the Registration Statement, from and against any losses, claims, damages or liabilities to which the Company, the Operating Partnership, the Dealer Manager, or any of their respective Indemnified Parties, or any person who signed the Registration Statement, may become subject, under the Securities Act or otherwise, as more fully described in the Participating Broker-Dealer Agreement.

7.5           Action Against Parties; Notification.  Promptly after receipt by any indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7, promptly notify the indemnifying party of the commencement thereof; provided, however, the failure to give such notice shall not relieve the indemnifying party of its obligations hereunder except to the extent it shall have been prejudiced by such failure.  In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel.  Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses (subject to Section 7.6) incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought.  Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party.

7.6           Reimbursement of Fees and Expenses.  An indemnifying party under Section 7 of this Agreement shall be obligated to reimburse an indemnified party for reasonable legal and other expenses as follows:

(a)   In the case of the Company and/or the Operating Partnership indemnifying the Dealer Manager, the advancement of Company funds to the Dealer Manager for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought shall be permissible only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company; (ii) the legal action is initiated by a third party who is not a stockholder of the Company or the legal action is initiated by a stockholder of the Company acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (iii) the Dealer Manager undertakes to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in cases in which the Dealer Manager is found not to be entitled to indemnification.

(b)   In any case of indemnification other than that described in Section 7.6(a) above, the indemnifying party shall pay all legal fees and expenses reasonably incurred by the indemnified party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obligated to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party.  If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm that has been participating by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties is unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim.  Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

8.            Contribution.

If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (a) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership, the Dealer Manager and the Participating Broker-Dealer, respectively, from the offering of the Units pursuant to this Agreement and the relevant Participating Broker-Dealer Agreement or (b) if the allocation provided by clause (a) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but also the relative fault of the Company and the Operating Partnership, the Dealer Manager and the Participating Broker-Dealer, respectively, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Operating Partnership, the Dealer Manager and the Participating Broker-Dealer, respectively, in connection with the offering of the Units pursuant to this Agreement and the relevant Participating Broker-Dealer Agreement shall be deemed to be in the same respective proportion as the total net proceeds from the offering of the Units pursuant to this Agreement and the relevant Participating Broker-Dealer Agreement (before deducting expenses), received by the Company, and the total selling commissions and Dealer Manager Fees received by the Dealer Manager and the Participating Broker-Dealer, respectively, in each case as set forth on the cover of the Prospectus bear to the aggregate initial public offering price of the Units as set forth on such cover.

The relative fault of the Company and the Operating Partnership, the Dealer Manager and the Participating Broker-Dealer, respectively, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact related to information supplied by the Company or the Operating Partnership, or by the Dealer Manager or by the Participating Broker-Dealer, respectively, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Operating Partnership, the Dealer Manager and the Participating Broker-Dealer (by virtue of entering into the Participating Broker-Dealer Agreement) agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable contributions referred to above in this Section 8.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 8, the Dealer Manager and the Participating Broker-Dealer shall not be required to contribute any amount by which the total amount of selling commissions and Dealer Manager Fees paid to them pursuant to Section 5 above exceeds the amount of any damages which the Dealer Manager and the Participating Broker-Dealer have otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission.

No party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any party who was not guilty of such fraudulent misrepresentation.

For the purposes of this Section 8, the Dealer Manager’s officers, directors, employees, members, partners, agents and representatives, and each person, if any, who controls the Dealer Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution of the Dealer Manager, and each of the officers, directors, employees, members, partners, agents and representatives of the Company and the Operating Partnership, respectively, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company or the Operating Partnership, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution of the Company and the Operating Partnership, respectively.  The Participating Broker-Dealers’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the number of Units sold by each Participating Broker-Dealer and not joint.

9.            Survival of Provisions.

The respective agreements, representations and warranties of the Company, the Operating Partnership, and the Dealer Manager set forth in this Agreement shall remain operative and in full force and effect until the Termination Date regardless of: (a) any investigation made by or on behalf of the Dealer Manager or any Participating Broker-Dealer or any person controlling the Dealer Manager or any Participating Broker-Dealer or by or on behalf of the Company, the Operating Partnership or any person controlling the Company; and (b) the delivery of payment for the Units.  Following the termination of this Agreement, this Agreement will become void and there will be no liability of any party to any other party hereto, except for obligations under Sections 7, 8, 9, 10, 12, 13, 14 and 16, all of which will survive the termination of this Agreement.

10.          Applicable Law; Venue.

This Agreement was executed and delivered in, and its validity, interpretation and construction shall be governed by the laws of, the State of New York; provided however, that causes of action for violations of federal or state securities laws shall not be governed by this Section 10.  Venue for any action brought hereunder shall lie exclusively in New York, New York.

11.          Counterparts.

This Agreement may be executed in any number of counterparts.  Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same Agreement.

12.          Entire Agreement.

This Agreement and the Exhibit attached hereto constitute the entire agreement among the parties and supersede any prior understanding, whether written or oral, prior to the date hereof with respect to the Offering.

13.          Successors and Amendment.

13.1         Successors.  This Agreement shall inure to the benefit of and be binding upon the Dealer Manager and the Company and the Operating Partnership and their respective successors and permitted assigns and shall inure to the benefit of the Participating Broker-Dealers to the extent set forth in Sections 1 and 5 hereof.  Nothing in this Agreement is intended or shall be construed to give to any other person any right, remedy or claim, except as otherwise specifically provided herein.

13.2         Assignment.  Neither the Company or Operating Partnership, nor the Dealer Manager may assign or transfer any of such party’s rights or obligations under this Agreement without the prior written consent of the Dealer Manager, on the one hand, or the Company and the Operating Partnership, acting together, on the other hand.

13.3         Amendment.  This Agreement may be amended only by the written agreement of the Dealer Manager, the Company and the Operating Partnership.

14.          Term and Termination.

14.1         Termination; General.  This Agreement may be terminated by the Company upon ten (10) calendar days’ written notice to the other party in accordance with Section 16 below.  In any case, this Agreement shall expire at the close of business on the Termination Date.

14.2         Dealer Manager Obligations Upon Termination.  The Dealer Manager, upon the expiration or termination of this Agreement, shall (a) promptly deposit any and all funds, if any, in its possession which were received from investors for the sale of Units into the appropriate account designated by the Company for the deposit of investor funds, (b) promptly deliver to the Company all records and documents in its possession which relate to the Offering and are not designated as dealer copies, (c) provide a list of all purchasers and broker-dealers with whom the Dealer Manager has initiated oral or written discussions regarding the Offering, and (d) notify Participating Broker-Dealers of such termination.  The Dealer Manager, at its sole expense, may make and retain copies of all such records and documents, but shall keep all such information confidential.  The Dealer Manager shall use its best efforts to cooperate with the Company to accomplish an orderly transfer of management of the Offering to a party designated by the Company.

14.3         Company Obligations Upon Termination.  Upon expiration or termination of this Agreement, the Company shall pay to the Dealer Manager all compensation to which the Dealer Manager is or becomes entitled under Section 5 hereof at such time as such compensation becomes payable.

15.          Confirmation.

The Company hereby agrees and assumes the duty to confirm on its behalf and on behalf of dealers or brokers who sell the Units all orders for purchase of Units accepted by the Company.  Such confirmations will comply with the rules of the Commission and FINRA, and will comply with applicable laws of such other jurisdictions to the extent the Company is advised of such laws in writing by the Dealer Manager.

16.          Notices.

Any notice, approval, request, authorization, direction or other communication under this Agreement shall be deemed given (a) when delivered personally, (b) on the first business day after delivery to a national overnight courier service, (c) upon receipt of confirmation if sent via facsimile, or (d) on the fifth business day after deposited in the United States mail, properly addressed and stamped with the required postage, registered or certified mail, return receipt requested, in each case to the intended recipient at the address set forth below:

If to the Company:	Bluerock Residential Growth REIT, Inc.
712 Fifth Avenue, 9th Floor
New York, New York 10019
Facsimile: (646) 278-4220
Attention: R. Ramin Kamfar

With a copy to:	Kaplan Voekler Cunningham & Frank, PLC 1401 East Cary Street Richmond, VA 23219
Facsimile: (804) 823-4099
Attention: Richard P. Cunningham, Esq.

If to the Operating Partnership:	Bluerock Residential Holdings, L.P c/o Bluerock Residential Growth REIT, Inc. General Partner
712 Fifth Avenue, 9th Floor
New York, New York 10019
Facsimile: (646) 278-4220
Attention: R. Ramin Kamfar

With a copy to:	Kaplan Voekler Cunningham & Frank, PLC 1401 East Cary Street Richmond, VA 23219
Facsimile: (804) 823-4099
Attention: Richard P. Cunningham, Esq.

If to the Dealer Manager:	Bluerock Capital Markets, LLC
4100 Newport Place, Suite 720 Newport Beach, California 92660
Facsimile: (953) 346-3979
Attention: Kevin Boyle

With a copy to:	Kaplan Voekler Cunningham & Frank, PLC
1401 East Cary Street Richmond, VA 23219
Facsimile: (804) 823-4099
Attention: Richard P. Cunningham, Esq.

Any party may change its address specified above by giving the other party notice of such change in accordance with this Section 16.

[SIGNATURES ON FOLLOWING PAGE]

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us as of the date first above written.

Very truly yours,

“COMPANY”

BLUEROCK RESIDENTIAL GROWTH REIT, INC.

By:	/s/ R. Ramin Kamfar
R. Ramin Kamfar
Chief Executive Officer

“OPERATING PARTNERSHIP”

BLUEROCK RESIDENTIAL HOLDINGS, L.P.
.
By:	Bluerock Residential Growth REIT, Inc.
its General Partner

By:	/s/ R. Ramin Kamfar
R. Ramin Kamfar
Chief Executive Officer

Accepted and agreed as of the date first above written:

“DEALER MANAGER”

BLUEROCK CAPITAL MARKETS, LLC

By:	/s/ Paul Dunn
Name: Paul Dunn
Title: Senior Managing Director

EXHIBIT A

FORM OF PARTICIPATING BROKER-DEALER AGREEMENT